Exhibit 21

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of March 30, 2007

Name	Jurisdiction of Organization
AdvanceMed Corporation	Virginia
Alliance-One Services, Inc.	Delaware
ASL Automated (Thailand) Ltd.	Thailand
ASL Automated Services (Thailand) Ltd.	Thailand
Automated Systems (HK) Limited	Hong Kong
Beijing CSA Computer Sciences Technology Company Limited	The People’s Republic of China
Century Capital Services Corporation	Nevada
Century Corporation	Nevada
Century Credit Corporation	Nevada
Century Leasing Corporation	Nevada
Computer Sciences Canada Inc.	Canada
Computer Sciences Corporation India Private Limited	India
Computer Sciences Corporation CSC Ecuador S.A.	Ecuador
Computer Sciences España, S.A.	Spain
Computer Sciences Parsons L.L.C.	Oklahoma
Computer Sciences Raytheon (Partnership)	Florida
Computer Systems Advisers (M) Bhd	Malaysia
Continental Grand, Limited Partnership	Nevada
CSA Automated (Macau) Limited	Macau
CSA Automated Private Limited	Singapore
CSA MSC Sdn Bhd	Malaysia
CSA Private Limited	Singapore
CSA (PRC) Company Limited	Hong Kong
CSC Airline Solutions A/S	Denmark
CSC Airline Solutions Denmark A/S	Denmark
CSC Airline Solutions Norway AS	Norway
CSC Airline Solutions Sweden AB	Sweden
CSC Arabia Ltd.	Saudi Arabia
CSC Applied Technologies LLC	Delaware
CSC Australia Finance Pty. Limited	Australia
CSC Australia Pty. Limited	Australia
CSC Business Systems Limited	United Kingdom
CSC Computer Sciences Argentina S.R.L.	Argentina
CSC Computer Sciences B.V.	Netherlands
CSC Computer Sciences Colombia Ltda.	Colombia
CSC Computer Sciences Consulting Austria GmbH	Austria
CSC Computer Sciences Corporation Chile Limitada	Chile
CSC Computer Sciences Corporation (Costa Rica), S.A.	Costa Rica
CSC Computer Sciences do Brasil Ltda.	Brazil
CSC Computer Sciences Finland OY	Finland
CSC Computer Sciences HK Limited	Hong Kong
CSC Computer Sciences Ireland Limited	Ireland
CSC Computer Sciences Italia S.p.A.	Italy
CSC Computer Sciences Japan Co., Ltd	Japan
CSC Computer Sciences Korea YH	Korea
CSC Computer Sciences Limited	United Kingdom
CSC Computer Sciences Nicaragua, Sociedad Anomia	Nicaragua
CSC Computer Sciences Peru S.R.L.	Peru

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of March 30, 2007

Name	Jurisdiction of Organization
CSC Computer Sciences Polska Sp. zO.O	Poland
CSC Computer Sciences (Portugal) Lda	Portugal
CSC Computer Sciences Pte Limited	Singapore
CSC Computer Sciences, S. de R.L. de C.V.	Mexico
CSC Computer Sciences S.A.	Luxembourg
CSC Computer Sciences S.A.S.	France
CSC Computer Sciences Sdn Bhd	Malaysia
CSC Computer Sciences (South Africa)(Pty) Limited	South Africa
CSC Computer Sciences spol. s.r.o.	Slovakia
CSC Computer Sciences s.r.o.	Czech Republic
CSC Computer Sciences Taiwan Limited	Taiwan
CSC Computer Sciences (Thailand) Limited	Thailand
CSC Computer Sciences VOF/SNC (Partnership)	Belgium
CSC Consular Services Inc.	Nevada
CSC Consulting Group A/S	Denmark
CSC Consulting, Inc.	Massachusetts
CSC Corporation Limited	United Kingdom
CSC Credit Services, Inc.	Texas
CSC Cybertek Corporation	Texas
CSC Danmark A/S	Denmark
CSC Datalab A/S	Denmark
CSC Deutschland Akademie GmbH	Germany
CSC Deutschland Services GmbH	Germany
CSC Deutschland Solutions GmbH	Germany
CSC Enterprises (Partnership)	Delaware
CSC Financial GmbH	Germany
CSC Financial Services (Pty) Limited	South Africa
CSC Financial Services S.A.S.	France
CSC Financial Services Software Solutions Austria GmbH	Austria
CSC Financial Solutions Limited	United Kingdom
CSC FSG Limited	United Kingdom
CSC Hungary Information Technology Services Kft	Hungary
CSC Information Systems Limited	United Kingdom
CSC Information Systems LLC	Delaware
CSC International Systems Management Inc.	Nevada
CSC Italia Srl	Italy
CSC Japan, Ltd.	Delaware
CSC Logic, Inc.	Texas
CSC Logic/MSA L.L.P.	Texas
CSC Managed Services Inc.	Nevada
CSC New Zealand Limited	New Zealand
CSC ProduktSystems GmbH	Germany
CSC Property UK Limited	United Kingdom
CSC Retail Services, LLC	Nevada
CSC S.A.S.	France

COMPUTER SCIENCES CORPORATION
Significant Active Subsidiaries and Affiliates
As of March 30, 2007

Name	Jurisdiction of Organization
CSC Scandihealth A/S	Denmark
CSC Services Management Ireland Limited	Ireland
CSC Services No. 1 Limited	United Kingdom
CSC Services No. 2 Limited	United Kingdom
CSC Solutions Norge AS	Norway
CSC Sverige AB	Sweden
CSC Switzerland GmbH	Switzerland
CSC Systems & Solutions LLC	Delaware
CSC Technologies Deutschland GmbH	Germany
CSC Technology (Beijing) Co., Ltd.	The People’s Republic of China
Datatrac Information Services, Inc.	Texas
Dekru B.V.	Netherlands
DynCorp	Delaware
DynCorp of Colorado, Inc.	Delaware
DynKePRO L.L.C.	Delaware
DynMcDermott Petroleum Operations Company	Louisiana
DynMeridian Corporation	Virginia
DynPort Vaccine Company LLC	Virginia
ELM Computer Technologies Limited	Hong Kong
Experteam S.A./N.V.	Belgium
Express Profits Development Limited	British Virgin Islands
Express Returns Limited	British Virgin Islands
Express Success Limited	British Virgin Islands
Everlasting Properties Limited	British Virgin Islands
Federal Support Solutions, LLC	Nevada
Grand Global Insurance Ltd.	Bermuda
Grupo CSC Computer Sciences de Mexico S.A. de C.V.	Mexico
Guangzhou Automated System Limited	The People’s Republic of China
Hanford Mission Support Company LLC	Nevada
Innovative Banking Solutions AG	Germany
ITS Medical Systems LLC	Virginia
Merrill Lynch CICG, Limited Partnership	Delaware
Merrill Lynch Partnership Holdings, LLC	Delaware
Mississippi Space Services (Partnership)	Mississippi
Mynd Asia Pacific Pty Limited	Australia
Mynd Corporation	South Carolina
Mynd International, Ltd.	Delaware
Mynd Partners f/k/a Legalgard Partners, L.P.	Pennsylvania
Mynd Partners, L.P. f/k/a Cybertek Solutions, L.P.	Texas
Paxus Australia Pty. Limited	Australia
Paxus Financial R&D Pty. Limited	Australia
PT Cita Simas Artha	Indonesia
PT. CSC Computer Sciences	Indonesia
Supreme Esteem Limited	Hong Kong
Space Coast Launch Services LLC	Nevada
Taiwan Automated Systems Limited	Taiwan
Test & Experimentation Services Co.	Texas
The Eagle Alliance (Partnership)	Maryland
Tianjin CSA Computer Sciences Technology Company Ltd.	The People’s Republic of China
Welkin Associates, Ltd	Virginia